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EXHIBIT 10.26

                              AMENDED AND RESTATED
                   RIGHT OF FIRST REFUSAL, CREDIT OF PAYMENTS
                          AND REVENUE SHARING AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL, CREDIT OF PAYMENTS AND REVENUE SHARING AGREEMENT (this "Agreement") is made and entered into effective as of November 29, 2004 (the "Effective Date"), by and among New Visual Corporation, a Utah corporation ("NVC"), Adaptive Networks, Inc., a Massachusetts corporation (~ANI") and certain stockholders of ANI named below (the "ANI Stockholders"). Each of the foregoing is referred to as a "Party," and collectively all are referred to as the "Parties."

                                R E C I T A L S:

A. ANI and NVC have entered or will enter into an Amended and Restated Development and License Agreement, to be effective as of the Effective Date (the "Development and License Agreement").

B. Pursuant to the Development and License Agreement, ANI and NVC have agreed to increase the amount of credit on royalties to which NVC will be entitled in consideration of NVC's waiver of its rights pursuant to Section 4 of the Right of First Refusal, Credit of Payments and Revenue Sharing Agreement dated as of April [12], 2002 among the Parties (the "Prior ROFR Agreement".

C. All other provisions of the Prior ROFR Agreement have previously expired or become moot by their terms.

D. The Parties therefore wish to amend and restate the Prior ROFR Agreement so that all expired and moot provisions are terminated.

In order to effect the foregoing, the Parties agree as set forth below. The recitals to this Agreement shall be considered an integral part of this Agreement.

1. Amendment and Restatement. The Prior ROFR Agreement is hereby amended and restated in its entirety as follows: Section 1 is modified to consist solely of this paragraph, and Sections 2, 3, 4 and 13 are terminated. Except as amended and restated hereby, the Prior ROFR Agreement shall hereafter be void and of no effect.

     2.  [Intentionally Omitted]

     3. [Intentionally Omitted]

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     4. [Intentionally Omitted]

     5. Amendments; Waivers.

No modifications or amendments to this Agreement shall be valid unless in writing and signed by and on behalf of ANI, NVC and, if such amendment would affect the obligations of an ANI Stockholder, such Stockholder. No waiver shall be valid unless signed and delivered by the party to be charged.

     6. Entire Agreement.

This Agreement and the Development and License Agreement constitute the entire agreement between the Parties hereto with respect to the subject matter hereof There are no agreements, understandings, covenants, conditions or undertakings, oral or written, express or implied, concerning such subject matter that are not merged herein or superseded hereby.

     7. Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is invalid or unenforceable, the remaining provisions shall be fully enforceable and the invalid or unenforceable provision shall be automatically replaced by a provision that is as similar as possible in terms to such invalid or unenforceable provision, but is valid and enforceable.

     8. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of laws principles.

     9. Binding Effect.

This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party.

     10. Notices.

Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally or by courier, or by registered or certified mail, postage prepaid, addressed: if to ANI or NVC, to the address for such party given in the Development and License Agreement and, if to any ANI Stockholder, to the address given for such Stockholder on the signature page hereto. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

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       11. Further Instruments and Actions.

          The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

       12. Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       13.        Intentionally Omitted.

          IN WITNESS WHEREOF, the Parties hereto have executed this AMENDED AND RESTATED RIGHT OF FIRST REFUSAL, CREDIT OF PAYMENTS AND REVENUE SHARING AGREEMENT to be effective as of the Effective Date.

New Visual Corporation                        Adaptive Networks, Inc.


New Visual Corporation                        Adaptive Networks, Inc.


By:     /s/ Brad Ketch                        By:  /s/ Michael Propp
        -------------------                        -----------------------------
Name:   Brad Ketch                            Name:  Michael Propp

Title:  President & CEO                       Title: President


        ANI STOCKHOLDERS

        /s/ David Propp
        --------------------------
        Name:  David Propp
        Address: 14 Franmore Circle
                 Thornhill, Ontario
                 Canada   L4V 3C1


        /s/ Michael Propp
            --------------------------------
        Name:  Michael Propp
        Address: 77 Rawson Road
                 Brookline, MA 02445


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